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                                                                  Exhibit 23.1


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K/A, into the Company's previously filed Registration Statements (as amended, as applicable) File Numbers 33-4041, 33-9570, 33-12119, 33-15680, 33-37827, 33-56762, 33-65123, 33-83402,
333-07413, 333-10919, 333-10965, 333-30947, 333-57651, 333-66149, 333-47633,
333-66147, 333-67341, 333-68621, 333-90133 and 333-90139. It should be noted
that we have not audited any financial statements of the Company subsequent to December 31, 1998 or performed any audit procedures subsequent to the date of our report.

                                             ARTHUR ANDERSEN LLP

San Diego, California
January 24, 2000